UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES
EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  June 4, 2004

PIXELWORKS, INC.

(Exact name of registrant as specified in its charter)

OREGON	000-30269	91-1761992
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8100 SW Nyberg Road
Tualatin, Oregon 97062
(503) 454-1750

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

PIXELWORKS, INC. AND SUBSIDIARIES

Item 5.            OTHER EVENTS

On June 4, 2004, Pixelworks, Inc. issued a press release announcing the closing of its sale of an additional $25 million aggregate principal amount of its 1.75% Convertible Subordinated Debentures due 2024. The sale was made pursuant to the exercise of an option granted to the initial purchasers of its previously announced sale of $125 million aggregate principal amount of 1.75% Convertible Subordinated Debentures due 2024, which closed on May 18, 2004.

The press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by this reference.

Item 7.                                     FINANCIAL STATEMENTS AND EXHIBITS

(c)          Exhibits.

99.1         Press Release issued by Pixelworks, Inc. dated June 4, 2004

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PIXELWORKS, INC.
(Registrant)

By	/s/ Jeffrey B. Bouchard

Date: June 4, 2004

Jeffrey B. Bouchard

Vice President, Finance and Chief Financial Officer